UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2007

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2007, American Standard Companies Inc. (the “Company”) entered into a definitive Stock and Asset Purchase Agreement (the “Purchase Agreement”) to sell its worldwide Bath and Kitchen products business to ASD Acquisition Corp. and Ideal Standard International Holding SARL (the “Purchasers”), affiliates of Bain Capital Partners, LLC, for $1.755 billion in cash, subject to certain adjustments.

The Purchase Agreement contains customary representations, warranties, covenants and agreements of the Company and the Purchasers. The transaction is subject to the receipt of certain regulatory approvals and other customary closing conditions and is expected to be completed early in the fourth quarter of 2007. The Purchasers have received financing commitments for the purchase price payable in the transaction.

The above summary is qualified in its entirety by the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the press release announcing that the Company had entered into the Purchase Agreement is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Purchase Agreement, dated as of July 23, 2007, by and among the Company and Purchasers.

99.1	Press release, dated July 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

	By:	/s/ Mary Elizabeth Gustafsson
	Name:	Mary Elizabeth Gustafsson
	Title:	Senior Vice President, General Counsel
and Secretary
DATE: July 26, 2007

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